                                                                    Exhibit 99.2


[LOGO OF MELLON]                                       News Release

               MEDIA               ANALYSTS
               -----               --------
   Contact:    Stephen K. Dishart  Donald J. MacLeod   Corporate Affairs
               (412) 234-0850      (412) 234-5601      One Mellon Bank Center
               James J. Dever      David T. Lamar      Pittsburgh, PA 15258-0001
               (412) 236-1752      (412) 234-4633

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE


               MELLON REPORTS RECORD THIRD QUARTER 1996 RESULTS
               ------------------------------------------------

                                             Three months                         Nine  months
                                            ended Sept. 30,                      ended Sept. 30,
Financial Highlights                        1996      1995       Change          1996       1995      Change
------------------------------------------------------------------------------------------------------------
Earnings per common share (fully diluted)    $1.31      $1.14       15%            $3.81      $3.30      15%
Return on common equity*                     20.6%      18.0%       260   bp       20.2%      17.7%      250   bp
Return on tangible common equity*            31.2%      27.4%       380   bp       30.8%      27.0%      380   bp
Return on assets*                            1.71%      1.70%         1   bp       1.72%      1.74%      (2)   bp
Return on tangible assets*                   1.92%      1.92%         -   bp       1.94%      1.98%      (4)   bp
Average common shares and equivalents
  outstanding (fully diluted) (000)       131,917    144,340   (12,423)         134,122    147,935   (13,813)
------------------------------------------------------------------------------------------------------------

* Annualized


PITTSBURGH, Oct. 15, 1996--Mellon Bank Corporation (NYSE: MEL) today reported record third quarter 1996 fully diluted earnings per common share of $1.31, an increase of 15 percent, compared with $1.14 per common share in the third quarter of 1995. Net income applicable to common stock was $172 million, compared with $166 million in the third quarter of 1995. Annualized return on common shareholders' equity and return on assets were 20.6 percent and 1.71 percent, respectively, in the third quarter of 1996, compared with 18 percent and 1.70 percent, respectively, in the third quarter of 1995.

     "Our significant earnings per common share increase is evidence that our strategy of balance is working very well," said Frank V. Cahouet, Mellon chairman, president and chief executive officer. "In addition, our return on common equity and return on assets place us among the leaders in our industry. Our strategy and execution are driving this performance."

                                     -more-

Mellon Reports Earnings
Oct. 15, 1996
Page 2


     Earnings per common share in the third quarter of 1996 reflects the 1995 and 1996 repurchases of 22 million common shares, prior to any reissuances, as well as the repurchase of warrants for 4.5 million common shares. The Corporation's average level of treasury stock was approximately $660 million higher in the third quarter of 1996 compared with the third quarter of 1995. After giving effect to funding the higher level of treasury stock, valued at the short-term funding rate, the lower share count increased earnings per share 6 percent while ongoing business growth increased earnings per share 9 percent.

     Earnings per common share in the third quarter of 1996 increased 16 percent, on an annualized basis, compared with $1.26 per common share in the second quarter of 1996. This increase resulted from an annualized increase of 12 percent in ongoing business growth and 4 percent from a lower share count.

     Net interest revenue for the third quarter of 1996 was $372 million, down $20 million or 5 percent, from $392 million in the same prior-year period. This reduction resulted from the credit card and home equity loan securitizations and the repurchase of common shares. Fee revenue was $476 million, up $54 million or 13 percent, from $422 million in the third quarter of 1995. The increase in fee revenue was attributable to higher mortgage servicing fees, higher institutional trust fees and mutual fund management revenue, and increased credit card revenue. The increase in credit card revenue resulted from the credit card securitization.

     Operating expense before net revenue from acquired property for the third quarter of 1996 was $537 million, up $28 million or 5 percent, from $509 million in the third quarter of 1995. The increase resulted primarily from higher staff expense and higher amortization expense of mortgage servicing rights, primarily from mortgage servicing acquisitions.

                                     -more-

Mellon Reports Earnings
Oct. 15, 1996
Page 3


     Credit quality expense was $24 million in the third quarter of 1996, compared with $27 million in the third quarter of 1995. This decrease resulted from a $5 million decrease in the provision for credit losses. Net credit losses were $34 million in the third quarter of 1996, compared with $39 million in the third quarter of 1995. The decrease primarily resulted from lower credit card net credit losses.

     Nonperforming assets totaled $209 million at Sept. 30, 1996, compared with $203 million at June 30, 1996, and $261 million at Sept. 30, 1995. The Corporation's nonperforming assets ratio was .74 percent at Sept. 30, 1996, and June 30, 1996, and .93 percent at Sept. 30, 1995.

     With balance sheet assets of more than $43 billion and assets under management or administration of approximately $1.1 trillion, Mellon Bank Corporation is a major financial services company headquartered in Pittsburgh; its primary subsidiary is Mellon Bank, N.A. Mellon provides a full range of banking and investment products and services to individuals and small, midsize and large businesses and institutions. Its principal mutual fund business is The Dreyfus Corporation.

                                      ###

               NOTE:  Detailed supplemental information follows.

Mellon Reports Earnings
Oct. 15, 1996
Page 4


Tangible Operating Results
--------------------------

Except for the merger with Dreyfus, which was accounted for under the "pooling of interests" method, the Corporation has been required to account for business combinations under the "purchase" method of accounting. The purchase method results in the recording of goodwill and other identified intangibles which are amortized as noncash charges in future years into operating expense. Had the Corporation accounted for these business combinations under the pooling of interests method, these intangibles and their related amortization would not have been recorded. The tangible operating results are shown in the table below.

(dollar amounts in millions,      Three months                    Nine months
 common shares in thousands,   ended Sept. 30,                ended Sept. 30,
 ratios annualized)             1996      1995    Change       1996      1995   Change
--------------------------------------------------------------------------------------
Net income applicable to
  common stock               $   172   $   166    $    6    $   510   $   488   $   22
After tax impact of
  amortization of
  intangibles from
  purchase acquisitions           18        18         -         55        55        -
--------------------------------------------------------------------------------------
    Tangible net income
      applicable to
      common stock           $   190   $   184    $    6    $   565   $   543   $   22
--------------------------------------------------------------------------------------
Average common equity        $ 3,327   $ 3,648    $ (321)   $ 3,371   $ 3,691   $ (320)
Average goodwill and
  other intangibles              898       985       (87)       923     1,005      (82)
--------------------------------------------------------------------------------------
    Average tangible
      common equity          $ 2,429   $ 2,663    $ (234)   $ 2,448   $ 2,686   $ (238)

Return on tangible
  common equity                31.2%     27.4%       380 bp   30.8%     27.0%      380 bp
--------------------------------------------------------------------------------------
Average total assets         $42,461   $40,955    $1,506    $41,804   $39,745   $2,059
Average tangible
  assets                     $41,563   $39,970    $1,593    $40,881   $38,740   $2,141

Return on tangible assets      1.92%     1.92%         - bp   1.94%     1.98%       (4)bp
--------------------------------------------------------------------------------------
Average common shares and
  equivalents outstanding
  (fully diluted)            131,917   144,340   (12,423)   134,122   147,935  (13,813)
--------------------------------------------------------------------------------------

Mellon Reports Earnings
Oct. 15, 1996
Page 5

Net Interest Revenue
--------------------

                                           Three months                   Nine months
                                        ended Sept. 30,               ended Sept. 30,
(in millions)                            1996      1995    Change      1996      1995    Change
-----------------------------------------------------------------------------------------------
Net interest revenue (FTE)            $   374   $   395   $  (21)   $ 1,114   $ 1,174   $  (60)
Net interest margin (FTE)               4.20%     4.56%      (36)bp   4.28%     4.68%      (40)bp
Average securities                    $ 6,538   $ 4,938   $1,600    $ 6,180   $ 4,836   $1,344
Average loans                         $27,170   $27,774   $ (604)   $27,009   $27,177   $ (168)
Average interest-earning
 assets                               $35,450   $34,361   $1,089    $34,769   $33,541   $1,228
-----------------------------------------------------------------------------------------------

The decrease in net interest revenue and the net interest margin in the third quarter of 1996, compared with the third quarter of 1995, resulted from the effect of the November 1995 $950 million credit card securitization, the March 1996 $650 million home equity loan securitization and funding costs related to the repurchase of common stock. Excluding the effect of the loan securitizations and the equity repurchases, the net interest revenue and net interest margin for the third quarter of 1996 would have been approximately $415 million and 4.46%, compared with approximately $400 million and 4.62% in the third quarter of 1995. The foregone net interest revenue from the loan securitizations is substantially offset by higher servicing fee revenue and lower net credit losses. Net interest revenue in the third quarter of 1996 was favorably impacted by higher loan fees, loan levels and a higher level of noninterest-bearing deposits.

Average loans decreased $604 million in the third quarter of 1996, compared with the prior-year period, primarily as a result of the loan securitizations and jumbo residential mortgage loan sales. Excluding the loan securitizations and sales, loans increased approximately $1.8 billion, compared with the prior-year period, primarily as a result of increases in wholesale, retail and credit card loans.

Mellon Reports Earnings
Oct. 15, 1996
Page 6


The decrease in net interest revenue and the net interest margin in the first nine months of 1996 principally resulted from the same factors responsible for the third quarter decrease.

Credit Quality Expense and Net Credit Losses
--------------------------------------------

                                       Three months                 Nine months
                                    ended Sept. 30,             ended Sept. 30,
(in millions)                          1996    1995    Change      1996    1995       Change
---------------------------------------------------------------------------------------------
Provision for credit losses             $25     $30    $ (5)       $ 75    $ 70       $  5
Net revenue from acquired property       (1)     (3)     (2)        (10)    (15)        (5)
---------------------------------------------------------------------------------------------
    Credit quality expense              $24     $27    $ (3)       $ 65    $ 55       $ 10
---------------------------------------------------------------------------------------------

Net credit losses (recoveries)(a):
 Domestic:
  Credit card                           $38     $49    $(11)       $ 81    $117       $(36)
  Other consumer credit                   2       3      (1)         10      11         (1)
  Commercial real estate                  -     (14)     14           1     (19)        20
  Commercial and financial               (6)      2      (8)         (3)      7        (10)
---------------------------------------------------------------------------------------------
   Total domestic                        34      40      (6)         89     116        (27)
 International                            -      (1)      1          (1)     (5)        4
---------------------------------------------------------------------------------------------
   Total net credit losses              $34     $39    $ (5)       $ 88    $111       $(23)
---------------------------------------------------------------------------------------------
Annualized net credit losses
 to average loans                      .50%    .57%      (7)bp     .44%    .55%        (11)bp
---------------------------------------------------------------------------------------------

(a) Excludes net credit losses on segregated assets and assets held for accelerated resolution.

Credit quality expense decreased $3 million in the third quarter of 1996, compared with the third quarter of 1995, as a result of a $5 million decrease in the provision for credit losses.

The $5 million decrease in net credit losses, compared with the third quarter of 1995, resulted from a lower level of credit card net credit losses, partially offset by lower commercial loan recoveries. The reduction in credit card losses resulted from the credit card securitization in the fourth quarter of 1995 and the December 1995 transfer of certain CornerStone/sm/ credit card loans, which had a history of delinquency, into an accelerated resolution portfolio. The net carrying value of the accelerated resolution portfolio at September 30, 1996, was $40 million, compared with $52 million at June 30, 1996, and $82 million at year-end 1995.

Mellon Reports Earnings
Oct. 15, 1996
Page 7


Net credit losses decreased $23 million in the first nine months of 1996, compared with the first nine months of 1995, resulting from the same factors responsible for the third quarter decrease.

Net credit losses of $34 million in the third quarter of 1996 increased $8 million from the second quarter of 1996 as a result of an $11 million increase in credit card net credit losses. The increase in credit card net credit losses resulted in part from the expected return to a more normal level of delinquencies in the CornerStone/sm/ portfolio following the creation of the accelerated resolution portfolio in December 1995.

Noninterest Revenue
-------------------

                                       Three months                Nine months
                                    ended Sept. 30,            ended Sept. 30,
(in millions)                         1996     1995   Change     1996     1995   Change
---------------------------------------------------------------------------------------
Fee revenue:
Trust and investment management:
  Mutual fund:
    Management                        $ 85     $ 80   $  5     $  252   $  227   $ 25
    Administration/Custody              26       30     (4)        79       90    (11)
  Institutional trust                   62       54      8        183      156     27
  Institutional asset management        34       32      2        103      100      3
  Private asset management              39       37      2        118      104     14
---------------------------------------------------------------------------------------
   Total trust and investment
     management fees                   246      233     13        735      677     58
Cash management and deposit
  transaction charges                   54       49      5        155      144     11
Mortgage servicing fees                 46       32     14        131       82     49
Credit card fees                        29       21      8         92       62     30
Foreign currency and
  securities trading                    20       24     (4)        61       73    (12)
Other                                   81       63     18        279      188     91
---------------------------------------------------------------------------------------
   Total fee revenue                   476      422     54      1,453    1,226    227
Gains on sale of securities              -        -      -          1        -      1
---------------------------------------------------------------------------------------
   Total noninterest revenue          $476     $422   $ 54     $1,454   $1,226   $228
---------------------------------------------------------------------------------------

Noninterest revenue increased $54 million, or 13%, in the third quarter of 1996, compared with the prior-year period.

The $13 million, or 6%, increase in trust and investment management fees in the third quarter of 1996, compared with the prior-year period, primarily

Mellon Reports Earnings
Oct. 15, 1996
Page 8


resulted from an $8 million, or 14%, increase in institutional trust fees and a $5 million, or 5%, increase in mutual fund management revenue. The increase in institutional trust revenue resulted from new business, including the 1995 acquisition of two corporate trust businesses, and a $5 million increase in securities lending revenue. The increase in securities lending revenue primarily resulted from improved margins, as well as a higher volume of securities lent in the third quarter of 1996. The higher revenue from the management of mutual funds resulted from a higher average level of mutual fund assets managed at Dreyfus.

Average proprietary funds managed at Dreyfus in the third quarter of 1996 were $80 billion, compared with $77 billion in the third quarter of 1995. This increase primarily resulted from higher average equity funds and institutional money market funds.

The increase in cash management fees and deposit transaction charges primarily resulted from higher volumes of business in customer receivable, payable and treasury management solution products.

The increase in mortgage servicing fees in the third quarter of 1996, compared with the prior-year period, resulted from the acquisition of mortgage servicing rights, including a full quarter impact of the August 1995 Metmor acquisition, compared with a partial quarter impact in 1995.

Mellon Reports Earnings
Oct. 15, 1996
Page 9


Credit card revenue increased in the third quarter of 1996, compared with the third quarter of 1995, as a result of servicing fee revenue from the securitized credit card receivables. The decrease in foreign currency and securities trading fee revenue in the third quarter of 1996, compared to the prior-year period, was attributable to lower foreign exchange fees earned as a result of lower levels of market volatility and customer activity.

Other fee revenue increased $18 million in the third quarter of 1996, compared with the prior-year period. This increase primarily resulted from gains on the disposition of assets and servicing fee revenue from the securitization of home equity loans.

The increase in fee revenue in the first nine months of 1996, compared with the prior-year period, primarily resulted from the same factors responsible for the third quarter increase. Also affecting the comparison of year-to-date results were the following factors which were recorded in other fee revenue in the first half of 1996: a $28 million gain on the home equity loan securitization; a $14 million increase in gains on disposition of assets; a $13 million gain on the partial sale of an equity interest in an institutional investment management firm; and a $10 million increase in fees relating to the electronic filing of income tax returns.

Mellon Reports Earnings
Oct. 15, 1996
Page 10

Operating Expense
-----------------

                                       Three months                 Nine months
                                    ended Sept. 30,             ended Sept. 30,
(dollar amounts in millions)           1996    1995   Change       1996    1995  Change
----------------------------------------------------------------------------------------
Staff expense                         $ 256    $240  $  16         $788  $  709  $ 79
Net occupancy expense                    50      54     (4)         156     153     3
Professional, legal and
 other purchased services                48      47      1          145     135    10
Equipment expense                        35      35      -          106     103     3
Amortization of mortgage
 servicing rights and purchased
 credit card relationships               27      17     10           82      43    39
Amortization of goodwill
 and other intangible assets             24      24      -           73      72     1
FDIC assessment and regulatory
 examination fees                         2       1      1            5      31   (26)
Other expense                            95      91      4          291     270    21
----------------------------------------------------------------------------------------
    Operating expense before net
     revenue from acquired property     537     509     28        1,646   1,516   130
----------------------------------------------------------------------------------------
Net revenue from acquired property       (1)     (3)    (2)         (10)    (15)   (5)
----------------------------------------------------------------------------------------
    Total operating expense            $536    $506  $  30       $1,636  $1,501  $135
----------------------------------------------------------------------------------------
Average full-time equivalent staff   24,500  24,200    300       24,500  24,200   300
----------------------------------------------------------------------------------------
Efficiency ratio (a)                    63%     62%      1          64%     63%     1
Efficiency ratio excluding
 amortization of goodwill and other
 intangible assets                       60      59      1           61      60     1
----------------------------------------------------------------------------------------

(a) Operating expense before net revenue from acquired property as a percentage of revenue, computed on a taxable equivalent basis, excluding gains (losses) on the sale of securities.

Operating expense before net revenue from acquired property increased $28 million, or 5%, in the third quarter of 1996, compared with the prior-year period. This increase resulted primarily from increases in staff expense and the amortization of mortgage servicing rights.

The increase in staff expense resulted primarily from an $8 million increase in base salaries and higher incentive expense. The increase in the amortization of mortgage servicing rights reflects growth in the Corporation's mortgage servicing portfolio including the impact of a full quarter's amortization of the mortgage servicing rights acquired in the August 1995 Metmor acquisition, compared with a partial quarter impact in 1995.

Mellon Reports Earnings
Oct. 15, 1996
Page 11


The $130 million increase in operating expense before net revenue from acquired property in the first nine months of 1996, compared with the first nine months of 1995, primarily resulted from the same factors responsible for the third quarter increase, as well as the following charges recorded in the first quarter of 1996: an $18 million charge for the Corporation's early retirement enhancement program; $4 million of severance expense; and $6 million of expense related to the further reconfiguration of the retail delivery system. Partially offsetting these increases was lower FDIC deposit insurance assessment expense in the first nine months of 1996 compared with the first nine months of 1995, resulting from the suspension of this assessment in 1996 for healthy institutions. In the third quarter of 1996, legislation was passed that imposed a special one-time assessment on certain deposits in order to recapitalize the Savings Association Insurance Fund. The Corporation's one-time assessment was minimal.

Nonperforming Assets(a)
--------------------

                                          Sept. 30,   June 30,   Dec. 31,   Sept. 30,
(in millions)                                  1996       1996       1995        1995
-------------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                           $  52      $  58      $  61       $  62
  Commercial real estate                         34         40         39          32
  Other domestic                                 45         32         67          89
-------------------------------------------------------------------------------------
     Total nonperforming loans                  131        130        167         183
Acquired property:
  Real estate acquired                           88         84         87          99
  Reserve for real estate acquired              (10)       (11)       (18)        (21)
-------------------------------------------------------------------------------------
     Total acquired property, net of
      reserve                                    78         73         69          78
-------------------------------------------------------------------------------------
     Total nonperforming assets               $ 209      $ 203      $ 236       $ 261
-------------------------------------------------------------------------------------
Nonperforming loans as a percentage of
 total loans                                   .46%       .47%       .60%        .65%
Nonperforming assets as a
 percentage of total loans and net
 acquired property                             .74%       .74%       .85%        .93%
-------------------------------------------------------------------------------------

(a) Excludes segregated assets.

Nonperforming assets increased $6 million, or 3%, from June 30, 1996. This increase resulted from $10 million of nonperforming leases acquired in the

Mellon Reports Earnings
Oct. 15, 1996
Page 12


September 30, 1996, acquisition of a $1.4 billion business equipment financing lease portfolio from USL Capital Corporation. Nonperforming assets decreased $52 million, or 20%, compared with September 30, 1995, primarily as a result of repayments, returns to accrual status, sales and credit losses. The nonperforming assets ratio was .74% at September 30, 1996 and June 30, 1996, and
 .93% at September 30, 1995.

Reserve for Credit Losses
-------------------------

                                            Sept. 30,   June 30,    Dec. 31,   Sept. 30,
(in millions)                                    1996       1996        1995        1995
----------------------------------------------------------------------------------------
Reserve for credit losses (a)                      $478       $467        $471      $574
Reserve as a percentage of total loans            1.69%      1.71%       1.70%     2.04%
----------------------------------------------------------------------------------------

(a) Excludes reserve for segregated assets.


The $96 million decrease in the reserve for credit losses from September 30, 1995, primarily resulted from credit losses taken on the CornerStone/sm/ credit card loans in the fourth quarter of 1995, including the loans that were transferred to the accelerated resolution portfolio. Partially offsetting this decrease was $20 million of reserves acquired in the USL Capital lease acquisition.

Mellon Reports Earnings
Oct. 15, 1996
Page 13


Selected Capital Data
---------------------

(in millions, except                    Sept. 30,   June 30,   Dec. 31,   Sept. 30,
per share amounts)                           1996       1996       1995        1995
-----------------------------------------------------------------------------------
Common shareholders' equity              $  3,399   $  3,332   $  3,590    $  3,693
Common shareholders' equity
 to assets ratio                            7.78%      7.79%      8.83%       8.81%

Tangible common shareholders'
 equity                                  $  2,221   $  2,426   $  2,632    $  2,725
Tangible common shareholders'
 equity to assets ratio (a)                 5.22%      5.79%      6.63%       6.66%

Total shareholders' equity               $  3,834   $  3,767   $  4,025    $  4,128
Total shareholders' equity
 to assets ratio                            8.78%      8.81%      9.90%       9.85%

Tier I capital ratio                        6.70 (b)   7.51       8.14        8.77
Total (Tier I and Tier II)
 capital ratio                             11.20 (b)  11.89      11.29       12.00
Leverage capital ratio                      6.70 (b)   7.24       7.80        8.20

Book value per common share              $  26.26   $  25.61   $  26.17    $  26.13
Tangible book value per common share        17.15      18.65      19.19       19.28
Closing common stock price                  59.25      57.00      53.75       44.75
Market capitalization                       7,668      7,414      7,374       6,324
Common shares outstanding (000)           129,415    130,069    137,187     141,309
-----------------------------------------------------------------------------------

(a) Common shareholders' equity less goodwill and other intangibles divided by total assets less goodwill and other intangibles.
(b) Estimated.

The decrease in shareholders' equity at September 30, 1996, compared with September 30, 1995, resulted from repurchases of common stock, offset in part by earnings retention. In addition, asset growth, including a higher level of goodwill and other intangibles primarily from the USL Capital lease acquisition, resulted in a decrease in the Corporation's capital ratios compared with the prior periods.

During the third quarter of 1996, the Corporation repurchased approximately 1 million shares of common stock. Since the beginning of 1995, the Corporation has repurchased 22 million common shares, prior to any reissuances, as well as warrants for 4.5 million shares of common stock. At September 30, 1996, common stock and stock equivalents totaled 131.4 million shares.

                                 SUMMARY DATA
                            Mellon Bank Corporation

                                                         Three months ended      Nine months ended
(dollar amounts in millions,                                 Sept. 30,                Sept. 30,
 except per share amounts;                               ------------------      -----------------
 common shares in thousands)                             1996          1995       1996        1995
                                                         ----          ----       ----        ----
Selected key data
-----------------
  Net income per common share - primary              $   1.31      $   1.15   $   3.81    $   3.32
  Net income per common share -
    fully diluted                                    $   1.31      $   1.14   $   3.81    $   3.30
  Net income applicable to
    common stock                                     $    172      $    166   $    510    $    488
  Tangible net income applicable to
   common stock (a)                                  $    190      $    184   $    565    $    543

  Return on common shareholders'
    equity (b)                                          20.6%         18.0%      20.2%       17.7%
  Return on tangible common
   shareholders' equity (a)(b)                          31.2%         27.4%      30.8%       27.0%

  Return on assets (b)                                  1.71%         1.70%      1.72%       1.74%
  Return on tangible assets (a)(b)                      1.92%         1.92%      1.94%       1.98%

  Common equity to assets                               7.78%         8.81%      7.78%       8.81%
  Tangible common equity to assets                      5.22%         6.66%      5.22%       6.66%

Average balances for the period
-------------------------------
  Money market investments                           $  1,573      $  1,286   $  1,417    $  1,228
  Trading account securities                              169           363        163         300
  Securities                                            6,538         4,938      6,180       4,836
  Loans                                                27,170        27,774     27,009      27,177
  Total interest-earning assets                        35,450        34,361     34,769      33,541
  Total assets                                         42,461        40,955     41,804      39,745
  Total tangible assets                                41,563        39,970     40,881      38,740
  Deposits                                             31,542        28,417     30,592      27,615
  Total interest-bearing liabilities                   28,806        28,159     28,379      27,486
  Common shareholders' equity                           3,327         3,648      3,371       3,691
  Tangible common shareholders' equity                  2,429         2,663      2,448       2,686
  Total shareholders' equity                            3,762         4,083      3,806       4,126

Computation of net income per
  common share
-----------------------------------------
Net income applicable to common stock                $    172      $    166   $    510    $    488
                                                     ========      ========   ========    ========

Total stock and stock equivalents - primary           131,598       143,969    133,769     146,916
                                                     ========      ========   ========    ========
Total stock and stock
  equivalents - fully diluted                         131,917       144,340    134,122     147,935
                                                     ========      ========   ========    ========

Net income per common share - primary                $   1.31      $   1.15   $   3.81    $   3.32
                                                     ========      ========   ========    ========
Net income per common
  share - fully diluted                              $   1.31      $   1.14    $  3.81    $   3.30
                                                     ========      ========   ========    ========

_______________________
(a) Tangible net income applicable to common stock, return on tangible common shareholders' equity and return on tangible assets exclude the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.
(b) Annualized.  All amounts are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation

                                            Three months ended    Nine months ended
                                                 Sept. 30,             Sept. 30,
(in millions, except per                   --------------------  -------------------
share amounts)                               1996         1995       1996      1995
                                           -------  -----------  ---------  --------
Interest revenue
----------------
Interest and fees on loans (loan fees
 of $24, $20, $72 and $55)                  $ 558        $ 623     $1,674    $1,815
Interest-bearing deposits with banks            9           10         28        25
Federal funds sold and securities
 under resale agreements                       10            8         23        27
Other money market investments                  3            -          6         1
Trading account securities                      2            6          6        15
Securities                                    108           80        303       235
                                            -----        -----     ------    ------
     Total interest revenue                   690          727      2,040     2,118

Interest expense
----------------
Interest on deposits                          229          227        663       652
Federal funds purchased and securities
 under repurchase agreements                   21           32         74        94
Other short-term borrowings                    31           44         97       117
Notes and debentures                           37           32         99        89
                                            -----        -----     ------    ------
     Total interest expense                   318          335        933       952
                                            -----        -----     ------    ------
     Net interest revenue                     372          392      1,107     1,166
Provision for credit losses                    25           30         75        70
                                            -----        -----     ------    ------
     Net interest revenue after
      provision for credit losses             347          362      1,032     1,096

Noninterest revenue
-------------------
Trust and investment management fees          246          233        735       677
Cash management and deposit
 transaction charges                           54           49        155       144
Mortgage servicing fees                        46           32        131        82
Credit card fees                               29           21         92        62
Foreign currency and securities trading        20           24         61        73
Other                                          81           63        279       188
                                            -----        -----     ------    ------
     Total fee revenue                        476          422      1,453     1,226
Gains on sale of securities                     -            -          1         -
                                            -----        -----     ------    ------
     Total noninterest revenue                476          422      1,454     1,226

Operating expense
-----------------
Staff expense                                 256          240        788       709
Net occupancy expense                          50           54        156       153
Professional, legal and other
 purchased services                            48           47        145       135
Equipment expense                              35           35        106       103
Amortization of mortgage servicing
 rights and purchased credit card
 relationships                                 27           17         82        43
Amortization of goodwill and other
 intangible assets                             24           24         73        72
Other expense                                  97           92        296       301
Net revenue from acquired property             (1)          (3)       (10)      (15)
                                            -----        -----     ------    ------
     Total operating expense                  536          506      1,636     1,501
                                            -----        -----     ------    ------
     Income before income taxes               287          278        850       821
Provision for income taxes                    106          103        311       304
                                            -----        -----     ------    ------
     Net income                               181          175        539       517
Dividends on preferred stock                    9            9         29        29
                                            -----        -----     ------    ------
     Net income applicable to
      common stock                          $ 172        $ 166     $  510    $  488
                                            =====        =====     ======    ======

Net income per common share - primary       $1.31        $1.15      $3.81     $3.32
                                            =====        =====     ======    ======
Net income per common
 share - fully diluted                      $1.31        $1.14      $3.81     $3.30
                                            =====        =====     ======    ======

                     CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation


(dollar amounts in millions)                  Sept. 30,   Dec. 31,   Sept. 30,
                                                 1996       1995        1995
                                              ----------  ---------  ----------
Assets
------
 Cash and due from banks                        $ 3,128    $ 2,342     $ 2,515
 Money market investments                         1,136        860       1,370
 Trading account securities                          51         62         302
 Securities available for sale                    4,113      2,913       2,276
 Investment securities(approximate fair
  value of $2,410, $2,554 and $3,211)             2,439      2,519       3,189
 Loans, net of unearned discount of
   $60, $44 and $56                              28,229     27,690      28,073
 Reserve for credit losses                         (478)      (471)       (574)
 Premises and equipment                             560        556         550
 Acquired property, net of reserves of
  $10, $18 and $21                                   78         69          78
 Goodwill and other intangibles                   1,178        958         968
 Mortgage servicing rights and purchased
  credit card relationships                         782        682         637
 Other assets                                     2,460      2,466       2,523
                                                -------    -------     -------
      Total assets                              $43,676    $40,646     $41,907
                                                =======    =======     =======

Liabilities
-----------
 Deposits in domestic offices                   $29,506    $24,870     $23,934
 Deposits in foreign offices                      3,049      4,391       5,377
 Short-term borrowings                            3,204      4,317       4,775
 Other liabilities                                1,564      1,600       1,791
 Notes and debentures (with original
  maturities over one year)                       2,519      1,443       1,902
                                                -------    -------     -------
      Total liabilities                          39,842     36,621      37,779

Shareholders' equity
--------------------
 Preferred stock                                    435        435         435
 Common shareholders' equity:
   Common stock - $.50 par value
    Authorized - 200,000,000 shares
    Issued - 147,165,480 shares                      74         74          74
   Additional paid-in capital                     1,858      1,850       1,846
   Retained earnings                              2,390      2,118       2,039
   Net unrealized gain (loss) on assets
    available for sale, net of tax                  (20)        18         (17)
   Treasury stock of 17,750,459; 9,978,407
    and 5,856,254 shares at cost                   (903)      (470)       (249)
                                                -------    -------     -------
      Total common shareholders' equity           3,399      3,590       3,693
                                                -------    -------     -------
      Total shareholders' equity                  3,834      4,025       4,128
                                                -------    -------     -------
      Total liabilities and shareholders'
       equity                                   $43,676    $40,646     $41,907
                                                =======    =======     =======
